EXHIBIT 21

                              CENTURA BANKS, INC.


                      SUBSIDIARIES OF CENTURA BANKS, INC.


      Subsidiary Name                      Location         Percent Ownership
-------------------------------------------------------------------------------
Centura Bank                     North Carolina                  100%
Centura Capital Trust I          Delaware                        100%
Triangle Capital Trust           Delaware                        100%
NCS Mortgage Lending Co.         Georgia                         100%